As of March 24, 1995

Uni Distribution Corp.
60 Universal City Plaza
Universal City, CA  91608
Attn:  Mr. John Burns, Executive Vice President

Re:  Playboy Entertainment Group, Inc. Distribution Agreement
     --------------------------------------------------------
     Supplement and Amendment
     ------------------------

Gentlemen:

Reference is made to that certain letter agreement dated August 22, 1991 between Uni Distribution Corp. ("Uni") and Playboy Video Enterprises, Inc., the predecessor in interest to Playboy Entertainment Group, Inc. ("Playboy"), relating to the distribution of Playboy programs on VHS home videocassettes in the United States and Canada. Such letter agreement, including all exhibits thereto and as it may have been supplemented or amended, is referred to as the "Agreement." All defined terms used in this letter amendment (the "Amendment") and not defined herein are defined in the Agreement. Uni and Playboy desire to supplement and amend the Agreement as follows:

1. Term. The term of the Agreement (the "Term") shall be extended to March 25, 1998, with no automatic renewal, so that the Term shall terminate on such date, subject to extension pursuant to subparagraph 3(a) of 6(b)(vii) below. During the Term, neither party shall have the right originally set forth in Section 1 of the Agreement to terminate the Agreement on six (6) months' prior written notice. After the effective date of termination of the Term, Uni shall have no rights of any kind or nature to any program released or distributed under the Agreement and to which such termination applies, except that for each New Release Program (as defined in Paragraph 3 below) released in the six (6) months prior to the effective date of termination for the New Release Programs, Uni shall have six (6) months from the initial release date to exploit such program in the manner authorized under the Agreement.

2. Territory. The territory of Uni's rights under the Agreement shall be the United States and Canada (the "Territory").

3. Product. Commencing March 26, 1995, the programs to be distributed by Uni under the Agreement shall consist of all English-language, Playboy-branded, non-feature film, non-television movie, home video programs currently in distribution in the United States on home videocassette or released in the United States on home videocassette during the Term for New Release Programs, and no others. Such programs are categorized as follows:

     (a) All English-language, Playboy-branded, non-feature film home video programs initially released in the United States on home videocassette on or after March 27, 1994 through the end of the Term for New Release Programs. Such programs are referred to as the "New Release Programs" and shall exclude feature films and television movies. Playboy commits to release at least twelve (12) New Release Programs each contract year of the Agreement, commencing March 26, 1995, subject to force majeure and other events beyond Playboy's reasonable control. Subject to Uni's and Playboy's respective rights at law and under the Agreement, if in any contract year of the Agreement, Playboy does not release at least twelve (12) New Release Programs in such contract year, then such contract year with respect only to the New Release Programs and not to the Catalog Programs (as defined in subparagraph 3(b) below) shall be extended to the date on which Playboy releases the twelfth (12th) New Release Program for such contract year, and the commencement date and the end date of each succeeding contract year and the end date of the Term with respect only to the New Release Programs and not to the Catalog Programs shall be correspondingly extended.

     (b) All English-language, Playboy-branded, non-feature film, non-television movie home video programs then-currently in distribution in the United States and that have been in distribution in the United States on home videocassette for more than twelve (12) months (including the "EDEN" and "INSIDE OUT" programs), whether or not such twelve (12) months occur before or during the Term for such programs (the "Catalog Programs"). In this regard, twelve (12) months and one (1) day after the initial release in the United States under the Agreement of a New Release Program, such New Release Program shall automatically become a Catalog Program, if the Term for Catalog Programs has not expired by that time.

4.  Uni Fees.
    ---------

     (a) Commencing March 26, 1995, Uni shall be entitled to retain from "gross revenues" (as defined in Section 5 of the Agreement) for the New Release Programs and the Catalog Programs distributed under the Agreement a sum equal to fifteen percent (15%) of the "net invoiced sales" (as defined in Section 5 of the Agreement) for the New Release Programs and the Catalog Programs (the "Distribution Fees"). The Distribution Fee is inclusive of any Uni overhead charge, shipping or freight charges from Uni's warehouse or distribution facility, allowances or compensation for bad debts, and any other expenses or deductions from gross revenues not specifically allowed under the Agreement as amended by this Amendment. Commencing March 26, 1995, the Distribution Fee supersedes the fees under Section 4 of the Agreement.

    (b) Commencing March 26, 1995, Playboy shall have the right to purchase from Uni for Playboy's "direct response marketing sales" under Section 11 of the Agreement duplicated and packaged videocassette copies of any program that is a Catalog Program at the time of purchase. Playboy's purchase price for such copies of the applicable program shall be the cost to Uni of purchasing copies of the applicable program for Playboy, in accordance with Paragraph 5 below, free on board Uni's United States distribution facility, plus a per unit processing fee of Eight Cents ($.08). Commencing March 26, 1995, Playboy also shall pay to Uni a per-unit processing fee of Eight Cents ($.08) for each unit of a New Release Program that Playboy requests Uni ship from Uni's United States distribution facility for Playboy's direct response marketing sales.

5.  Uni Purchase of Catalog Program Inventory/Manufacturing.
    --------------------------------------------------------

    (a) For all Catalog Programs existing on March 26, 1995, Uni shall purchase from Playboy (i) Playboy's inventory of finished videocassettes that are in Uni's warehouses or other possession or control, and (ii) a portion of Playboy's videocassette sleeve inventory already selected by Uni, both as listed in Exhibit A to this Amendment. The purchase price for such inventory shall be Playboy's actual out-of-pocket costs (as indicated in Exhibit A), free on board Uni's United States distribution facility.
    Playboy shall calculate its actual out-of-pocket costs for inventory under this Amendment at the average charge to Playboy by Playboy's duplicating facility for such inventory. Uni shall pay Playboy the total purchase price for such inventory in two (2) equal installments, the first payable on or before May 1, 1995, and the second payable on or before July 1, 1995. Uni also shall pay all costs of repackaging, adding or changing logos and other changes to any of the inventory purchased from Playboy, if any.

    (b) Whenever a New Release Program becomes a Catalog Program during the Term for Catalog Programs, Uni also shall purchase from Playboy the lesser of (i) all copies, or (ii) a one (1) year's supply of copies based on past sales, or Playboy's then-existing inventory of finished videocassettes and videocassette sleeves for the applicable Catalog Program at Playboy's actual out-of-pocket costs, free on board Uni's United States distribution facility. In this regard, the current average unit cost to Playboy for a finished videocassette is approximately Two Dollars and Twenty-Five Cents ($2.25) for each sixty (60) minute videocassette. Furthermore, Exhibit B to this Amendment lists the videocassette sleeve inventory to be purchased by Uni over approximately the first year of the Term for Catalog Programs, and the cost thereof. For finished videocasettes, Playboy shall notify Uni of the amount of such inventory to be purchased and the cost thereof at least one (1) month prior to the date that the applicable New Release Program is scheduled to become a Catalog Program. Uni shall pay Playboy for such Catalog Program inventory by adding the cost thereof to the monthly payment to Playboy of Playboy's share of gross revenues for the New Release Programs, in accordance with subparagraph 6(a) below, for the payment due in the month that the applicable New Release Program becomes a Catalog Program. To the extent that Playboy's then-existing inventory for such program exceeds a one
    (1) year's supply, Uni shall store the extra copies for Playboy and purchase from Playboy such extra copies at Playboy's actual out-of-pocket costs, prior to duplicating additional copies.

    (c) For all Catalog Programs, including for a New Release Program that becomes a Catalog Program during the Term for Catalog Programs, Uni shall bear all costs and responsibilities of any kind in connection with the manufacture, packaging, distribution, advertising or marketing of such Catalog Program. In this regard, Uni shall have the right either to (i) to manufacture and package its own copies of a Catalog Program, using the videotape masters and other master materials furnished by Playboy, subject to Playboy's approval of the manner and quality of duplication and packaging, or (ii) utilize inventory copies of such Catalog Program purchased from Playboy. For all Catalog Programs, Playboy shall furnish to Uni the videotape masters and artwork necessary to duplicate finished videocassettes. At the end of the Term for Catalog Programs, Uni shall return all such materials to Playboy, at Playboy's expense.

    (d) During the Term for New Release Programs, Playboy shall supply Uni, free on board Uni's United States distribution facility, with duplicated and packaged videocassettes suitable for bulk packaging and shipping of all New Release Programs for so long as such program remains a New Release Program.

    (e) Upon the termination of the Term for Catalog Programs, Uni will notify Playboy of all existing inventory of videocassettes and videocassette sleeves for the then-Catalog Programs, on a program by program basis.
    Within ten (10) days of Playboy's receipt of Uni's notice, Playboy shall notify Uni of the amount of such inventory, on a program by program basis, that Playboy desires to purchase from Uni. Playboy's purchase price shall be calculated based on the average unit cost for the corresponding program or sleeve, as applicable, paid by Uni to Playboy to purchase Playboy's inventory of the same program or sleeve, as appplicable, pursuant to subparagraph 5(a) or 5(b) above. Playboy shall be obligated to purchase from Uni a dollar amount of such inventory equal to the lesser of (i) the total purchase price for all of the then-remaining Catalog Program and sleeve inventory, or (ii) the aggregate of all sums paid by Uni to Playboy to purchase Playboy's inventory of Catalog Programs and sleeves during the Term for Catalog Programs pursuant to subparagraphs 5(a) and 5(b) above, except that for each program for which Uni manufactures copies or sleeves in addition to purchasing Playboy's inventory pursuant to subparagraph 5(a) or 5(b) above, Playboy's repurchase obligation for the manufactured copies and sleeves shall be limited to such number of copies and sleeves that Playboy has reasonably advised Uni to manufacture. Uni shall destroy all Catalog Program inventory and sleeves not purchased by Playboy and deliver to Playboy a certificate of destruction for such inventory. Playboy's inventory repurchase obligation pursuant to this subparagraph 5(e), but no other obligation under the Agreement, as amended by this Amendment, is guaranteed by Playboy's parent corporation, Playboy Enterprises, Inc., as evidenced by the execution of this Amendment on behalf of Playboy Enterprises, Inc. on the signature page of this Amendment.

6.  Playboy's Share of Gross Revenues.
    ----------------------------------

    (a) Uni shall report to Playboy on a monthly basis all gross revenues from the New Release Programs for the previous month, and pay to Playboy all amounts remaining after first deducting from such gross revenues the Distribution Fee, Market Development Funds and other deductions previously approved by Playboy in writing for the applicable units, in accordance with
    Section 19 of the Agreement.

    (b) Uni shall report to Playboy on a monthly basis all gross revenues from the Catalog Programs for the previous month, and pay to Playboy all amounts remaining after first deducting from such gross revenues the following for the applicable units:

        (i) Actual returns, in accordance with Section 19 of the Agreement.

        (ii) A five percent (5%) reserve against returns, which reserve shall be liquidated and reconciled to actual returns on a monthly basis, in accordance with Section 19 of the Agreement.

        (iii) Program and volume discounts approved by Playboy, in accordance with the Agreement.

        (iv) The cost to Uni of each unit of the Catalog Programs sold, calculated at the unit cost for the purchase of a unit of the applicable program from Playboy, in accordance with subparagraph 5(a) or 5(b) above.

      (v) The actual out-of-pocket costs paid by Uni to market the Catalog Programs for such month, such costs to be subject to Playboy's prior written approval.

      (vi) Uni's Distribution Fee.

      (vii) With respect to each of the first and second contract years of the Term for Catalog Programs, the then-unrecouped amount of the "Advance" for the then-current contract year of the Term for Catalog Programs (but no other contract year of the Term) paid to Playboy pursuant to Paragraph 7 below, and with respect only to the third contract year of the Term for Catalog Programs, the then-unrecouped amount of the total "Advances" for all contract years of the Term for Catalog Programs paid to Playboy pursuant to Paragraph 7 below. In this regard, if by the end of the unextended Term for Catalog Programs, Uni has not recouped the total amount of the "Advances" for all contract years of the Term for Catalog Programs paid to Playboy pursuant to Paragraph 7 below, then at Playboy's election, either (A) the Term for Catalog Programs only, but not for New Release Programs, shall be extended for three (3) months; or (B) Playboy shall refund to Uni the then-unrecouped amount of such total "Advances" paid to Playboy, as of the end of the unextended Term for Catalog Programs. Playboy shall make its election within ten (10) days following Uni's report to Playboy that Uni will be unrecouped at the end of the unextended Term for Catalog Programs.

7. Catalog Program Advances. Uni shall pay to Playboy the following non-returnable, but recoupable advances (the "Advances") against Playboy's share of gross revenues for the Catalog Programs for a particular contract year of the Term for Catalog Programs, as follows:

   (a) For the first contract year of the Term for Catalog Programs, commencing March 26, 1995, the sum of One Million Five Hundred Thousand Dollars ($1,500,000), payable on or before May 1, 1995 (the "First Year Advance").

   (b) For the second contract year of the Term for Catalog Programs, commencing March 26, 1996, the sum of One Million Five Hundred Thousand Dollars ($1,500,000), not reduced by any unrecouped portion of the First Year Advance, payable on or before March 26, 1996 (the "Second Year Advance").

   (c) For the third contract year of the Term for Catalog Programs, commencing March 26, 1997, the sum of One Million Five Hundred Thousand Dollars ($1,500,000), reduced by the total unrecouped amount of the First Year Advance and the Second Year Advance as of March 25, 1997, to a maximum 100% reduction (the "Third Year Advance"). The Third Year Advance shall be payable on or before April 30, 1997.

No sums payable to Playboy in connection with the New Release Programs may be used to reduce the amount of gross revenues payable to Playboy in connection with the Catalog Programs. Similarly, no portion of any Advance may be used to reduce the amount of gross revenues payable to Playboy in connection with the New Release Programs or may be applied towards any payment for Playboy's inventory.

8. Formats. Commencing March 26, 1995, Section 10 of the Agreement, regarding formats, no longer shall apply, and instead the only authorized formats under the Agreement shall be as follows:

     (a) One-half inch (1/2") VHS videocassettes.

     (b) Linear, non-interactive, digital videodiscs, including DVD (but excluding CD-I, CD-ROM, SEGA-CD, 3DO, all analog laserdiscs and all interactive formats that allow the consumer more interactivity than selecting stop/start/fast forward/reverse/freeze frame/slow motion and the like). However, prior to distribution of any New Release Program or Catalog Program in the Toshiba DVD format, Uni and Playboy mutually shall determine an objective standard, in terms of hardware and/or software sales or other objective measurable criteria, to determine when the DVD format has become a commercially viable consumer format in the industry. If during the Term for New Release Programs or Catalog Programs the Sony DVD format reaches such objective standard of commercial viability and Uni does not commence to release all programs that are released in the Toshiba DVD format also in the Sony DVD format, all of Uni's rights under the Agreement, as amended by this Amendment, to distribute New Release Programs and Catalog Programs in the Sony DVD format shall revert back to Playboy. Following such reversion, Playboy shall have the unrestricted right to license to one or more third parties the right to distribute all of such programs in the Sony DVD format.

     (c) Only following the expiration of Playboy's analog laserdisc distribution agreement with Image Entertainment, Inc., including any extensions or renewals thereof (the "Image Agreement"), twelve inch (12") analog, non-interactive laserdiscs ("Analog Laserdiscs"), on the condition that within ten (10) days of Playboy's notice to Uni of the expiration of the Image Agreement, Uni elects in writing for a period of one (1) year, with successive one (1) year renewal periods (or portions of a year for the last year) by mutual agreement until the end of the Term for Catalog Programs, to include such Analog Laserdiscs as a format under the Agreement. If Uni makes such election, then Uni shall distribute all New Release Programs and all Catalog Programs in the Analog Laserdisc format, and during each one (1) year period and renewal period Uni shall pay to Playboy a nonreturnable but recoupable advance of Fifteen Thousand Dollars ($15,000) for each program that is then or subsequently is released as a New Release Program. Each advance shall be recoupable against a royalty on all unit sales of Analog Laserdiscs of all New Release Programs and all Catalog Programs equal to forty percent (40%) of the actual wholesale sales price of each such copy sold, cross-collateralized among all sales during the applicable year (or portion thereof) of Analog Laserdisc copies of all programs, but not against any other revenue or payment or sales in any other year. All other provisions regarding the Analog Laserdiscs shall be negotiated in good faith.

9. Sales and Marketing Spending; Exclusive Window Deals. Section 8 of the Agreement, regarding sales and marketing spending, and Section 12 of the Agreement, regarding exclusive window arrangements, shall apply only to the New Release Programs.

10. Provisions Applicable to New Release Programs and Catalog Programs. The following Sections of the Agreement shall apply to both the New Release Programs and the Catalog Programs:

    (a) Section 7, regarding release schedule.

    (b) Section 9, regarding pricing. In this regard, Uni shall sell all programs at Playboy's suggested retail and wholesale price points, but Playboy and Uni periodically shall agree to reduce the prices of selected Catalog Programs in order to reduce the inventory of such Catalog Programs, the particular titles and price reductions to be subject to mutual approval. Similarly, after Playboy fully has exploited the sale of the "EDEN" programs for rental distribution through Blockbuster Video, Playboy and Uni shall agree to reduce the price of such "EDEN" programs to a mutually approved sell-through price.

    (c) Section 11, regarding direct response marketing.

    (d) Section 13, regarding sponsorships and premium arrangements.

    (e) Section 14, regarding newsstand accounts.

    (f) Section 15, regarding marketing and sales planning and execution.

    (g) Section 16, regarding physical distribution, provided that Playboy will provide Uni with certain materials for New Release Programs only until such programs become Catalog Programs, in accordance with subparagraph 5(d) above.

    (h) Section 17, regarding credit and collection.

    (i) Section 18, regarding sales shipments reporting.

    (j) Section 20, regarding the non-compete understanding, and in the event of a cancellation thereunder, all distribution rights and materials associated with the New Release Programs and/or the Catalog Programs shall fully revert to Playboy, and there shall be no sell-off period as provided in Paragraph 1 above. Furthermore, upon such a cancellation, (i) the provisions of subparagraph 5(a) above, regarding Playboy's inventory repurchase obligation, shall apply, (ii) Uni shall have no further right to recoup any of the Advances paid to Playboy, and (iii) Uni shall have no further obligation to pay to Playboy any Advances for any year of the Term for Catalog Programs commencing after the date of cancellation.

     (k) Section 21, regarding arbitration.

     (l) Section 22, regarding trademark protection, including the Exhibit A to the Agreement.

     (m) Section 23, regarding assignment.

     (n) Section 24, regarding a binding agreement and other miscellaneous matters.

11. Inconsistencies. In the event of any inconsistencies between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall control.

12. Precondition to Effectiveness. At Playboy's sole election, this Amendment shall have no force or effect, and the Agreement shall terminate on June 19, 1995, pursuant to Playboy's termination notice dated December 19, 1994, unless Uni (or a Uni affiliate) and Playboy enter into and execute a written agreement regarding Playboy's right to "put" to Uni (or a Uni affiliate) up to three (3) feature motion pictures for distribution by Uni (or a Uni affiliate) in the United States, Canada and Mexico, for a non-refundable, but recoupable cash advance of Four Hundred Fifty Thousand Dollars ($450,000) for a Playboy-branded feature, or Three Hundred Fifty Thousand Dollars ($350,000) for a non-Playboy-branded feature, against all gross revenues for the feature, less a distribution fee of 17.5% and reasonable distribution costs. If the parties are unable to conclude and execute such an agreement, then if Playboy elects in its sole discretion, by giving Uni written notice of such election on or before April 28, 1995, this Amendment shall be deemed null and void, and Playboy shall be free to enter into distribution agreements for the New Release Programs and/or the Catalog Programs with one or more third parties for the period commencing June 20, 1995, without any obligation to Uni in connection therewith.

Except as set forth in this Amendment, the Agreement is not otherwise modified in any respect, and the Agreement, as supplemented and amended by this Amendment, is ratified and confirmed.

If this Amendment accurately reflects the agreement between Uni and Playboy, please so indicate by signing this Amendment in the appropriate space provided below.

Very truly yours,



PLAYBOY ENTERTAINMENT GROUP, INC.


By: Myron DuBow SR. V.P. Bus. Affairs
    _______________________________


By its signature below, Playboy Enterprises, Inc. hereby agrees to be secondarily liable as a guarantor for the performance by Playboy Entertainment Group, Inc. ("PEGI") of PEGI's inventory repurchase obligation referenced in subparagraph 5(e) of this Amendment, subject to all of PEGI's rights and defenses, but for no other obligation of PEGI in this Amendment or otherwise.


PLAYBOY ENTERPRISES, INC.

By: Anthony J. Lynn Executive V.P.
    _______________________________

ACCEPTED AND AGREED TO:

UNI DISTRIBUTION CORP.


By: Michael Ostroff
______________________________________


Name: Michael Ostroff
______________________________________


Title: Sr. VP Business & Legal Affairs
______________________________________

                                   EXHIBIT A                             Page 1

PLAYBOY HOME VIDEO
CATALOG INVENTORY STATUS REPORT - Active Titles                  as of: 3/26/95

                                                    FINISHED GOODS                        SLEEVES
                                            ---------------------------------   ---------------------------------
TITLE                           Catalog #   CoG/unit   Uni/Buy   TTL Cost/Uni   Cost/slv   Uni/Buy   TTL Cost/Uni
- -----                           ---------   --------   -------   ------------   --------   -------   ------------
1989 Video Calendar              PBV0150     $1.80      1,343      $2,417.40     $0.13        200         $26.00
Sexy Lingerie                    PBV0156     $2.25      1,363      $3,672.00     $0.43      4,415      $1,898.45
Wet & Wild                       PBV0277     $1.93      1,710      $3,300.30     $0.13      7,000        $910.00
VC: Dutch Twins                  PBV0309     $3.61      1,837      $6,631.57     $0.13      3,873        $503.49
Playmates of Year: 80s           PBV0310     $1.93      1,443      $2,784.99     $0.13      4,510        $586.30
1990 Video Calendar              PBV0312     $2.15      1,608      $3,457.20     $0.13      4,000        $520.00
Secrets of EuroMassage           PBV0342     $1.99      1,963      $3,906.37     $0.23      7,304      $1,679.92
Sexy Lingerie II                 PBV0343     $1.76      2,097      $3,690.72     $0.13      5,000        $650.00
VC: D. Driggs/K. Foster          PBV0361     $2.26      1,223      $2,763.98     $0.13      3,465        $450.45
Playmates at Play                PBV0362     $2.22      1,504      $3,338.88     $0.13        990        $128.70
PMOY 90: Rene Tenison            PBV0389     $2.03      1,519      $3,083.57     $0.13      4,000        $520.00
Wet & Wild II                    PBV0390     $1.83      1,166      $2,133.78     $0.13      7,474        $971.62
VC: Kerri Kendall                PBV0392     $2.18      1,304      $2,842.72     $0.42      3,800      $1,596.00
VC: Tawnni Cable                 PBV0424     $1.95      1,324      $2,581.80     $0.13      3,908        $508.04
Fantasies II                     PBV0457     $1.89      2,198      $4,154.22     $0.13      8,418      $1,094.34
Secrets of Making Love           PBV0477     $1.89      1,641      $3,101.49     $0.13     11,087      $1,441.31
1991 Video Calendar              PBV0520     $2.03      1,791      $3,635.73     $0.13     11,000      $1,430.00
VC: Julie Clarke                 PBV0591     $3.40      2,089      $7,102.60     $0.13      3,000        $390.00
Girls of Spring Break            PBV0592     $2.03      2,094      $4,250.82     $0.13      6,621        $860.73
PMOY 91: Lisa Matthews           PBV0601     $1.91      1,374      $2,624.34     $0.26      3,548        $922.48
Sexy Lingerie III                PBV0602     $1.80      5,108      $9,194.40     $0.13        964        $125.32
VC: Morgan Fox                   PBV0624     $2.75      1,465      $4,028.75     $0.13      4,828        $627.64
Wet & Wild III                   PBV0625     $2.23      1,375      $3,066.25     $0.52      9,056      $4,709.12
PMs: Early Years                 PBV0701     $3.09      3,635     $11,232.15     $0.20      4,000        $800.00
1992 Video Calendar              PBV0702     $1.80      1,654      $2,977.20     $0.13      2,137        $277.81
Oriental Massage                 PBV0703     $1.93      1,876      $3,620.68     $0.13     12,714      $1,652.82
VC: Pamela Anderson              PBV0704     $1.82      1,278      $2,325.96     $0.13      2,025        $263.25
Sexy Lingerie IV                 PBV0705     $1.93      2,707      $5,224.51     $0.13      6,707        $871.91
Inside Out #1 (Un-Rated)         PBV0706     $2.65      1,798      $4,764.70     $0.30      5,000      $1,500.00
PMOY 92; Corinna Harney          PBV0707     $2.66      2,059      $5,476.94     $0.13      4,500        $585.00
1992 Playmate Review             PBV0708     $1.93      1,697      $3,275.21     $0.13      4,567        $593.71
Ultimate Sensual Msg             PBV0709     $1.93      5,891     $11,369.63     $0.13      3,635        $472.55
Inside Out #2 (Un-Rated)         PBV0710     $2.62      1,765      $4,624.30     $0.13          0          $0.00
101 Ways to Excite Your Lover    PBV0711     $2.05      1,981      $4,061.05     $0.29     10,813      $3,135.77
Erotic Fantasies                 PBV0712     $1.89      5,893     $11,137.77     $0.13     10,584      $1,375.92
Video Playmate 6Pk               PBV0713     $2.20      2,103      $4,626.60     $0.40      5,000      $2,000.00
Wet & Wild IV                    PBV0714     $2.12      6,595     $13,981.40     $0.36      6,000      $2,160.00
Intimate Workout                 PBV0715     $1.93      1,747      $3,371.71     $0.13      3,101        $403.13
Inside Out #3 (R-Rated)          PBV0716     $2.92      1,896      $5,536.32     $0.44      2,000        $880.00
Playmates in Paradise            PBV0717     $2.24      1,482      $3,319.68     $0.34      7,069      $2,403.46
Playmate Bloopers                PBV0718     $1.49      4,000      $5,960.00     $0.13          0          $0.00
VC: Tiffany Sloan                PBV0719     $2.70      3,256      $8,791.20     $0.30      2,000        $600.00
1993 Video Calendar              PBV0720     $2.18      2,079      $4,532.22     $0.38      5,340      $2,029.20
Inside Out #2 (R-Rated)          PBV0721     $2.62      1,275      $3,340.50     $0.13      5,000        $650.00
Inside Out #4 (Un-Rated)         PBV0725     $2.80      2,168      $6,070.40     $0.26          0          $0.00
Inside Out #4 (R-Rated)          PBV0726     $2.80      1,323      $3,704.40     $0.26          0          $0.00
Sexy Lingerie V                  PBV0727     $2.46     12,001     $29,522.46     $0.13      4,756        $618.28
Erotic Fantasies II              PBV0728     $1.93      8,759     $16,904.87     $0.13     15,246      $1,981.98
VCC: Jessica Hahn                PBV0729     $1.93      3,285      $6,340.05     $0.13      7,832      $1,018.16
International Playmates          PBV0730     $2.21      1,559      $3,445.39     $0.29      8,000      $2,320.00
Eden                             PBV0731     $3.53      5,143     $18,154.79     $0.26          0          $0.00


                                   EXHIBIT A

                                                     FINISHED GOODS                                     SLEEVES

TITLE                       Catalog #     CoG/unit      Uni/Buy      TTL Cost/Uni        Cost/slv       Uni/Buy         TTL Cost/Uni
- ------------------------------------------------------------------------------------------------------------------------------------
Hefner: Once Upon a Time    PBV 0733       $3.60          2,198        $7,912.80          $0.13               0               $0.00
PMOY 93: Anna Nicole Smith  PBV 0734       $1.93         16,526       $31,895.18          $0.13           3,610             $469.30
Erotic Fantasies III        PBV 0735       $1.93          8,946       $17,265.78          $0.13          17,490           $2,273.70
1993 PM Review              PBV 0736       $1.93          1,555        $3,001.15          $0.13          12,407           $1,612.91
Girls of Cabaret Royale     PBV 0737       $2.35          2,322        $5,456.70          $0.45             800             $360.00
Eden 2                      PBV 0738       $2.75          4,009       $11,024.75          $0.26               0             $  0.00
VCC: Dian Parkinson         PBV 0739       $2.07          6,500       $13,455.00          $0.17               0             $  0.00
Wet & Wild V                PBV 0740       $2.01          5,392       $10,837.92          $0.26           7,000           $1,820.00
Erotic Weekend Getaways     PBV 0741       $2.15          1,769        $3,803.35          $0.38           3,198           $1,215.24
Eden 3                      PBV 0742       $2.98          2,152        $6,412.96          $0.45               0               $0.00
1994 Video Playmate
 Calendar                   PBV 0744       $1.93          3,926        $7,577.18          $0.13          22,000           $2,860.00
Secret Confessions          PBV 0745       $1.92          8,372       $16,074.24          $0.17          10,000           $1,700.00
How To Reawaken Your Sexual
 Powers                     PBV 0746       $2.12          2,307        $4,890.84          $0.36           1,076             $387.36
Eden 4                      PBV 0747       $2.96          1,743        $5,159.28          $0.43               0               $0.00
40th Anniv. PM: A.M.
 Goddard                    PBV 0748       $2.03          3,300        $6,699.00          $0.13           5,207             $676.91
Night Dreams                PBV 0749       $2.08          8,000       $16,640.00          $0.18           8,578           $1,544.04
College Girls               PBV 0750       $2.08          5,463       $11,363.04          $0.18          14,567           $2,622.06
Secrets GIFT BASKET         PBV 0901       $7.20            207        $1,490.40            n/a             n/a                 n/a
Oriental Massage KIT        PBV 0902      $16.68            376        $6,271.68            n/a             n/a                 n/a
Sexy Lingerie 3-Pk          PBV 0904      $10.95            640        $7,008.00            n/a             n/a                 n/a
Wet & Wild 3-Pk             PBV 0905       $9.68            778        $7,531.04            n/a             n/a                 n/a
Video Calendar 3-Pk         PBV 0906       $9.95            565        $5,621.75            n/a             n/a                 n/a
February '95 Multi-Pack     PBV 0926                      1,592            $0.00            n/a             n/a                 n/a
- ------------------------------------------------------------------------------------------------------------------------------------
Carnival in Rio             ADHV5002       $3.60          1,064        $3,830.40                              0               $0.00
Birds in Paradise           ADHV5004       $3.52          1,492        $5,251.84                              0               $0.00
Dr. Yes: Hyannis Affair     ADHV5005       $3.60            921        $3,315.60                              0               $0.00
A Matter of Cunning         ADHV5007       $3.53          1,947        $6,872.91                              0               $0.00
Private Moments             ADHV5009       $2.61            737        $1,923.57                              0               $0.00
Candy the Stripper          ADHV5010       $2.41            911        $2,195.51                              0               $0.00
- ------------------------------------------------------------------------------------------------------------------------------------
Wet & Wild
 (Spanish Subtitled)        PBV 6001       $1.80            277          $498.60                              0               $0.00
PMOY: 80's
 (Spanish Subtitled)        PBV 6002       $1.93            388          $748.84                              0               $0.00
Eden 2 (Spanish Subtitled)  PBV 6004       $2.75            290          $797.50                              0               $0.00
                                         -------------------------------------------------------------------------------------------
TOTAL CATALOG ACTIVE:                                   228,378      $528,282.78                        362,420          $68,684.38

PLAYBOY HOME VIDEO
NEW RELEASE INVENTORY STATUS REPORT - Active Titles

                                                              as of:     3/26/95


NEW RELEASES INVENTORY STATUS - Active Titles
- -----------------------------   -------------
                                                            ------------------------------
                                                                     SLEEVES
- -------------------------------------------------------     ------------------------------
TITLE                                      Catalog #        Cost/slv  Uni/Buy TTL Cost/Uni
- -------------------------------------------------------     --------  --------------------
Eden 5                                     PBV 0751           $0.26         0        $0.00
Secrets of Making Love..Vol. 2             PBV 0752           $0.13     3,194      $415.22
PMOY 94: Jenny McCarthy                    PBV 0753           $0.13    13,401    $1,742.13
Private Diaries...                         PBV 0754           $0.18    17,186    $3,093.48
Eden 6                                     PBV 0755           $0.26         0        $0.00
VCC: LaToya Jackson                        PBV 0756           $0.13     4,000      $520.00
Wet & Wild The Locker Room (VI)            PBV 0757           $0.20    14,806    $2,961.20
Sensual Fantasy For Lovers                 PBV 0758           $0.21     5,541    $1,163.61
Inside Out #1 (R-Rated)                    PBV 0759           $0.22         0        $0.00
Eden #1 (R-Rated)                          PBV 0760           $0.26         0        $0.00
Eden #2 (R-Rated)                          PBV 0761           $0.26         0        $0.00
Love, Sex & Intimacy                       PBV 0762           $0.23    11,996    $2,759.08
Eden #3 (R-Rated)                          PBV 0763           $0.45         0        $0.00
Eden #4 (R-Rated)                          PBV 0764           $0.43         0        $0.00
Eden #5 (R-Rated)                          PBV 0765           $0.26         0        $0.00
Eden #6 (R-Rated)                          PBV 0766           $0.26         0        $0.00
1995 Video Playmate Calendar               PBV 0767           $0.14    16,964    $2,374.96
Girls of Holders                           PBV 0768           $0.14    11,403    $1,596.42
Sexy Lingerie VI: Dreams & Desire          PBV 0769           $0.13     9,398    $1,221.74
Fabulous Forties                           PBV 0770           $0.14    15,000    $2,100.00
Girls of Hawaiian Tropic...                PBV 0771           $0.14         0        $0.00
Women of Color                             PBV 0772           $0.14     6,000      $840.00
PMOY 95: Julie Lynn Cialini                PBV 0773           $0.14         0        $0.00
VCC: Patti Davis                           PBV 0774           $0.14         0        $0.00
Bix "Ain't None of Them..."                PBV 0779           $1.50     3,000    $4,500.00
Erotic Fantasies IV: Forbidden Liaisons    PBV 0780           $0.14         0        $0.00
- ---------------------------------------------------         -------   --------------------
TOTAL NEW RELEASE ACTIVE:                                             131,889   $25,287.84




                                   EXHIBIT B